EXHIBIT 23.2

MANNING ELLIOTT                     |  11th floor West Pender Street, Vancouver,
                                    |  BC, Canada V6E 3S7
CHARTERED ACCOUNTANTS               |  Phone: 604. 714. 3600 Fax: 604. 714. 3669
                                    |  Web: manningelliott.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 8, 2004 included in the Registration Statement on Form SB-2 Amendment No. 2 and the related Prospectus of Levin Textiles International Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott"


MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 19, 2005